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                                                              EXHIBIT 10.31

                                     AGREEMENT

                           UNIVISION COMMUNICATIONS INC.

                                        AND

                              CHARTWELL SERVICES, INC.




                                    INTRODUCTION

          This Agreement, dated as of January 1, 1998, is between UNIVISION COMMUNICATIONS INC., a Delaware corporation ("Univision"), and CHARTWELL SERVICES, INC. ("CSI"), a California corporation (each a "Party" and together the "Parties").

          Whereas CSI provides certain of its employees to Univision on a full-time or part-time basis.

          Whereas CSI furnishes such employees and certain executives of Univision with office space and office support.

          Whereas the Parties wish to set forth the terms on which Univision will reimburse CSI for the salaries and benefits of such CSI employees and for various costs incurred in providing such employees and Univision executives with office space and office support.

                                     ARTICLE 1

                                     AGREEMENT

          1.1 REIMBURSEMENT OF SALARIES AND BENEFITS. Univision will reimburse CSI for the percent of salaries and benefits set forth opposite those individuals shown on Exhibit A on a monthly basis. Exhibit A shall be amended periodically by the Parties to reflect CSI employees who are working part-time or full-time for Univision.

          1.2  REIMBURSEMENT OF OFFICE AND ADMINISTRATIVE COSTS.

               1.2.1 OFFICE COSTS. Univision will reimburse CSI for the pro rata portion of all expenses incurred by CSI in providing office space and office services to CSI employees who work full-time or part-time for Univision, as well as for the costs incurred by CSI in providing office space and services to executives of Univision who have an office in CSI's offices at 1999 Avenue of the Stars. Such expenses shall include a pro rata portion of rent, as well as other costs associated with maintaining an office including, but not limited to, office space and common areas, parking fees, supplies, long-distance telephone calls, facsimile transmissions, postage, and Federal Express and United Parcel Service shipments. All such expenses shall be reimbursed monthly. The pro rata portion shall be determined based on (a) the

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total square footage of the offices used by such employees and executives to
(b) the total square footage of all offices in CSI's suite at 1999 Avenue of the Stars. The initial percentage shall be 26.71%, which shall be amended from time to time to reflect the number and size of CSI offices being utilized by full-time and part-time CSI employees providing services to Univision and to Univision executives.

               1.2.2 ADMINISTRATIVE COSTS. Univision will reimburse CSI for general administrative and tenant expenses and improvements in a manner the Parties agree to from time to time.

          1.3 REIMBURSEMENT OF TRANSPORTATION COSTS. Univision will reimburse CSI for allocable transportation costs, including, but not limited to, the use of the company airplane of Chartwell Partners LLC, the cost of limousine service, and any automobile allowances granted to CSI employees.

          1.4 INDEMNITY. To the fullest extent permitted by applicable law, Univision hereby indemnifies CSI against any all expenses if CSI is made a party to, or threatened to be made a party to, or otherwise involved in, any legal, administrative, arbitration or other proceeding arising out of the provision of CSI employees to Univision or attributable to the actions or presence of Univision executives at CSI offices.

          1.5 TERM AND RENEWAL. The term of this Agreement shall be for a period of three (3) years, effective as of January 1, 1998 and ending on December 31, 2000. This Agreement will be automatically renewed for a one (1) year term unless cancelled by either party upon thirty (30) days written notice by September 30, 2000 or by September 30 of any subsequently extended year.

          1.6 UNIVISION BOARD APPROVAL. This Agreement shall become effective only if it is approved by Univision's Board of Directors, as required by its Bylaws.

                                     ARTICLE 2

                              MISCELLANEOUS PROVISIONS

          2.1 AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

          2.2 INTEGRATION. This Agreement is the entire agreement between the Parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the Parties in connection with such subject matter.

          2.3 INTERPRETATION; GOVERNING LAW. This Agreement is to be construed as a whole and in accordance with its fair meaning. This Agreement is to be interpreted in accordance with the laws of the State of California.

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          2.4  HEADINGS AND TITLES.  Headings and Titles of Articles and
Sections are for convenience only and are not a part of this Agreement.

          2.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

          2.6 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of each Party and such Party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

          2.7 REPRESENTATION BY COUNSEL; INTERPRETATION. Each Party acknowledges that it has been represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it, has no application and is expressly waived.

          2.8 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement will not effect the validity or enforceability of any other of its provisions. If one or more provisions hereof is/are declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purpose hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

          2.9 NOTICES. All notices, demands and requests required by this Agreement will be in writing and will be sent to the address appearing below the party's name on the execution page hereof. Any such notice, demand or request shall be deemed to have been given for all purposes: (a) upon personal delivery;
(b) one (1) business day after being sent, when sent by professional overnight courier service for next business day delivery from and to locations within the continental United States; (c) five (5) days after posting when sent by registered or certified mail; or (d) on the date of receipt by the sending Party of confirmation of the successful transmission of the facsimile, as printed by facsimile machine, when sent by facsimile. Any Party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different party to which such notices or demands are thereafter to be addressed or delivered.

          2.10 RELATIONSHIP OF PARTIES. Nothing herein contained is deemed to constitute a partnership between or joint venture by the Parties, nor will either Party be deemed the agent of the other. Neither Party will hold itself out contrary to the provisions hereof.

          2.11 FURTHER ACTIONS. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

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          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date on the first page.



                              UNIVISION COMMUNICATIONS, INC.
                              a Delaware corporation

                              /s/ George Blank
                              ------------------------------
                              By: George Blank
                              Title: Chief Financial Officer

                              Address:  Glenpointe Centre West
                                          500 Frank W. Burr Blvd.
                                          6th Floor
                                          Teaneck, New Jersey 07666
                                          Attn:  George Blank
                                            Chief Financial Officer



                              CHARTWELL SERVICES, INC.
                              a California corporation

                              /s/ A. Jerrold Perenchio
                              --------------------------------------------
                              By: A. Jerrold Perenchio
                              Title: President and Chief Executive Officer

                              Address:  1999 Avenue of the Stars
                                        Suite 3050
                                        Los Angeles, California 90067
                                        Attn:  A. Jerrold Perenchio

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EXHIBIT A

          1.1  CSI EMPLOYEES FURNISHED ON FULL-TIME BASIS TO UNIVISION:

               Monica Juarez       (100%)


          1.2  CSI EMPLOYEES FURNISHED ON PART-TIME BASIS TO UNIVISION:

               Bob Cahill          (50%)
               Rosa Bustamante     (26.71%*)
               Jill Ellison        (50%)
               Luis Marroquin      (26.71%*)

               *Calculated based upon percentage of office space used by Univision Communications Inc. employees at 1999 Avenue of the Stars, Suite 3050, Los Angeles, CA 90067, as of February 25, 1998.


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